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                                                                   EXHIBIT 10.16


AcuBid.com
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1947 Camino Vida Roble Suite 102, Carlsbad, CA 92008   Voice: 760-804-0023
Fax: 760-804-0170         E-mail: info@acubid.com

This Agreement entered into this 1st day of July 1999 between Gale Sayers (Athlete) and AcuBid.com Inc. (the Company).

A: ATHLETE AGREES TO:

   1. The Athlete will make himself available for two (2) hours per month for live online chats on the Company's Internet website.

   2. The Athlete will sign all sports memorabilia as requested by the Company during the term of this Agreement, and grants to the Company the right to market said memorabilia.

B: THE COMPANY AGREES TO:

   1. Use its best efforts to market all memorabilia signed by the Athlete on behalf of the Company.

   2. Issue to the Athlete, or his nominee, 10,000 (ten thousand) shares of common stock in the Company for the rights granted under Section A(2) of this Agreement.

   3. Pay to the Athlete 70% (seventy percent) of the gross proceeds (gross sales price less actual costs of goods only) of all memorabilia sold by the Company pursuant to this Agreement.

   4. Upon the signing of this Agreement pay to the Athlete $10,000.00 (ten thousand dollars) as an advance against any amounts due to the Athlete for sports memorabilia produced and sold pursuant to this Agreement.

C. THE PARTIES AGREE:

   1. The term of this Agreement shall be two years and shall be renewable annually at the mutual agreement of the parties.

   2. That should the amounts due to the Athlete under Section B(3) of this Agreement not total $10,000.00 (ten thousand dollars) during the term of this Agreement, the Athlete will nonetheless be entitled to retain the entire amount of $10,000.00 (ten thousand dollars) as additional compensation providing that no provision of this Agreement has been breached.

   3. The Athlete shall not be precluded from signing memorabilia for any non-commercial purpose, but may not sign any memorabilia for compensation during the term of the Agreement except on behalf of the Company or with the Company's approval in writing.


Agreed to by:                                  Agreed to by:

/s/ GALE SAYERS          7-27-99               /s/ NORMAN A. SCHWARTZ     7-1-99
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Gale Sayers               Date                 AcuBid.com Inc.             Date
Athlete